Exhibit 99.1

Final Version

SIEBERT FINANCiAL AND Kakao pay MUTUALLY AGREE TO TERMINATE STOCK PURCHASE AGREEMENT

MIAMI, FLORIDA and SEOUL, SOUTH KOREA, December 19, 2023 – Siebert Financial Corp. (NASDAQ: SIEB) (“Siebert”) and Kakaopay Corporation (KOSPI: 377300) (“Kakao Pay”) today announced that they have entered into a mutual agreement to terminate the previously announced Second Tranche Stock Purchase Agreement that they entered into on April 27, 2023 (the “SPA”).

The parties have terminated the SPA after reaching a compromise regarding their disagreement over, among other things, the occurrence of a “Purchaser Material Adverse Effect” in the SPA, and the ability of the closing conditions in the SPA to be satisfied.

Under the terms of the parties’ agreement, Kakao Pay will continue to own the 8,075,607 shares of Siebert common stock that it purchased from Siebert in May 2023, and retain its right under a separate stockholders’ agreement to designate one director to Siebert’s board of directors, subject to certain conditions. Other contractual consent rights that Kakao Pay would have otherwise retained once the parties failed to consummate the stock issuance contemplated by the SPA have been modified to provide Siebert’s management with additional flexibility to grow the company. Siebert will make a payment to Kakao Pay as a settlement fee, payable in installments beginning on March 29, 2024. Neither party will pay any other fees, or have any other liabilities, to the other party related to the SPA.

“After careful consideration we believe the decision to terminate the stock purchase agreement is in the long-term interest of Siebert and our stockholders. This resolution places Siebert in the best position to execute on the exciting opportunities before it, while removing any uncertainty that might have otherwise been present had this compromise not been reached,” said John J. Gebbia, Chairman and CEO of Siebert. “We are pleased that Kakao Pay continues to show confidence in Siebert’s current management as demonstrated by its desire to remain a significant stockholder of Siebert. We look forward to working with Kakao Pay as we continue to grow our business for the benefit of all stockholders.”

“We are glad that we were able to quickly come to agreement on mutually-agreed upon terms that recognize the time and resources Kakao Pay has invested in Siebert,” said Won-Keun Shin, the CEO of Kakao Pay. “We welcome the opportunity to continue our strategic investment in Siebert and look forward to working collaboratively with Siebert to help grow its business.”

Jones Day served as legal advisor to Siebert and Davis Polk & Wardwell LLP served as legal advisor to Kakao Pay.

About Siebert Financial Corp.

Siebert is a diversified financial services company and has been a member of the NYSE since 1967 when Muriel Siebert became the first woman to own a seat on the NYSE and the first to head one of its member firms.

Siebert operates through its subsidiaries Muriel Siebert & Co., Inc., Siebert AdvisorNXT, Inc., Park Wilshire Companies, Inc., RISE Financial Services, LLC, Siebert Technologies, LLC and StockCross Digital Solutions, Ltd. Through these entities, Siebert provides a full range of brokerage and financial advisory services including securities brokerage, investment advisory and insurance offerings, securities lending, and corporate stock plan administration solutions. For over 55 years, Siebert has been a company that values its clients, shareholders, and employees. More information is available at www.siebert.com.

About Kakao Pay

Kakao Pay has been building a lifestyle financial platform leading the transition into a wallet-less society where all we need is a smartphone to pursue any economic activity at any time in any place.

Since Kakao Pay launched the first mobile payment service in Korea in 2014, Kakao Pay has grown into the industry’s leading innovator, offering a diverse lineup of innovative financial services including online/offline payment, money transfer, membership, bill payment, and authentication. Starting with the investment service in November 2018, Kakao Pay has expanded its services from credit rating to loans and insurance providing easy access to financial services for everyone. The company is alleviating multiple inconveniences by offering daily financial services and accomplishing remarkable growth.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect beliefs, objectives, and expectations as of the date hereof, are based on the best judgment of management of Siebert. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events; securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting Siebert’s business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans; and other consequences associated with risks and uncertainties detailed in Part I, Item 1A - Risk Factors of Siebert’s Annual Report on Form 10-K for the year ended December 31, 2022, and Siebert’s filings with the SEC.

Siebert cautions that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact its business. Siebert undertakes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Investor Relations:

Siebert Financial Corp.

Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
sieb@gateway-grp.com